Exhibit 99.1
SECOND AMENDMENT
TO THE
SERVICE AGREEMENT

THIS SECOND AMENDMENT, dated as of March 1, 2014, is entered into by and between Comenity Servicing LLC, (“Servicer”), a Texas limited liability company with its principal place of business at 3100 Easton Square Place, Columbus, Ohio 43219, and Comenity Bank (the “Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803, and amends that certain Amended and Restated Service Agreement (the “Service Agreement”), dated as of June 28, 2013, by and between Servicer and Bank, as amended by that certain First Amendment to the Service Agreement, dated as of September 9, 2013 (the “First Amendment,” and the Service Agreement as amended by the First Amendment, the “Agreement”).

RECITALS

WHEREAS, Servicer and the Bank wish to amend the fee schedule set forth in the Agreement for services performed by Servicer and provided to the Bank; and

WHEREAS, Servicer and the Bank wish to amend the Service Standards set forth in the Agreement for services performed by Servicer and provided to the Bank; and

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Servicer and the Bank agree that the Agreement shall be amended as set forth below.

AGREEMENT

1.           Amendments.  The Agreement shall be amended by removing the following provisions in their entirety, and replacing them as set forth below.

Section 1.2.  Compensation by Bank for Services.  Bank shall pay Servicer for Services performed in accordance with the fee schedule set forth in Appendix C.  The fee set forth in Appendix C shall become due and payable by Bank not later than the 15th business day following the end of the preceding month, provided, however, that if, in the reasonable business judgment of Bank, Servicer fails to meet any single Product Service Standard or Other Service Standard for 2 of 3 consecutive months, then the fee set forth in Appendix C shall be automatically reduced by 0.5% in the case of Product Service Standards or 0.1% in the case of Other Service Standards, but in no event more than 0.5%

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in total, for the month in which the repeat failure occurred, and that amount, as reduced, shall be the amount which is due and payable by the Bank.

Section 2.2.  Termination.  The Agreement will terminate (i) at the option of Servicer, if Bank fails to make any payment when due, and such failure is not cured within 30 calendar days; (ii) if either party fails to perform any of its material obligations or duties under this Agreement or commits a material breach of its representations and warranties and such failure to perform or breach is not cured within thirty (30) calendar days after written notice is provided to the defaulting party; (iii) if either party gives at least thirty (30) days prior written notice of termination to the other party; or (iv) if either party becomes insolvent or generally unable to pay its debts as they become due or shall become the subject of a bankruptcy, conservatorship, receivership or similar proceeding, or shall make a general assignment for the benefit of its creditors, the other party may terminate this Agreement, subject to applicable creditor rights laws.  Notwithstanding the above, the parties agree to cooperate for a period of up to one hundred eighty (180) days following the termination of this Agreement to ensure orderly transition by Servicer of its duties hereunder to either Bank or Bank’s designated substitute provider of Services.

Appendix B, Service Standards.  Appendix B of the Service Agreement shall be removed, superseded and replaced by the Appendix B attached hereto.

Appendix C, Fee Schedule.  Appendix C of the Service Agreement shall be removed, superseded and replaced by the Appendix C attached hereto.

2.           Definitions; References.  Each term used herein which is not defined herein shall have the meaning assigned to such term in the Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement amended hereby.

3.           Governing Law.  The governing law provisions of this First Amendment shall be the same as those of the Agreement.

4.           Counterparts; Effectiveness.  This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.  The provisions included in this First Amendment shall be effective as of date hereof.

5.           Entire Agreement.  As hereby amended and supplemented, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their authorized officers as of the day and year first above written.

Comenity Servicing LLC

By:	/s/ Mike Rosello
Name:	Mike Rosello
Title:	CIO

Comenity Bank

By:	/s/ John J. Coane
Name:	John J. Coane
Title:	President

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APPENDIX B

SERVICE STANDARDS

The following standards apply to Services provided by Servicer to Bank.

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
Product Services
1	Application development	Applications operating as required	M
2	Card Embossing & Issuance	Issue new and replacement cards within 4 business days of embossing tape output	M
3	Collections	A telephone call will be attempted on at least 85% of the collection accounts that are downloaded daily into the dialer categories.	M
4	Collections	Servicer will staff early stage collections at a ratio of 1FTE to 2000 early stage collection account (CA1-CA3).	M
5	Collections	Servicer will staff late stage collections at a ratio of 1FTE to 1000 late stage collection account (CA4-CA6).	M
6	Collections	Servicer will conduct 1 annual on-site audit/review of each agency that is engaged in the collection of banks accounts.	M
7	Collections	Servicer will conduct quarterly remote monitoring of each agency that is engaged in the collection of banks accounts	M
8	Credit Operations Support	Support for call center operations is provided	M
9	Customer Service	90% within 8 Business Days. 100% within 30 Calendar Days. 100% within regulatory timelines, as applicable.	M
10	Data processing	Help desk is available 24/7.	M
11	New Account Processing	At least 80% of calls answered within 25 seconds or less	M
12	New Account Processing	At least 90% of the Applications will be processed within 5 minutes	M
13	New Account Processing
Creditor shall notify all Applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application. Reg. B 1002.9(a)(i).
M
14	New Account Processing	All domestic mail-in applications will be processed in 6-business days or less and all international mail-in applications will be processed in 10-business days or less.	M
15	New Account Processing
A Creditor shall notify all applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application.  Reg. B 1002.9(a)(i)
M
16	Payment Remittance Processing
Servicer will process 96% of all clean (Regulation Z “conforming payments” under §1026.10(b)) payments within 24 hours of receipt; payments must be processed as of the date of receipt, unless the delay in crediting does not result in a finance charge or other charge.
M
17	Payment Remittance Processing	Servicer will process 100% of “non-conforming” it accepts payments within five days of receipt. §1026.10(b)(4)(i).	M

Appendix B - 1

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
18	Payment Remittance Processing	Monthly reports on returned payments.	M
19	Statement Issuance
Servicer will mail or deliver account statements within 4 business days of the scheduled billing date. Monthly periodic statements must be mailed or delivered at least 21-days (calendar days) prior to the payment due date disclosed on the billing statement. Reg. Z 1026.5(b)(2)(ii)(1).
M
Other Services
20	Accounting, Settlement, and Other Services	All valid transactions will post to customer accounts within 24-36 hours of receipt of transaction file on a business day.	M
21	Accounting, Settlement, and Other Services	The EDW data will be delivered by Comenity Servicing LLC on a daily basis and made available based on the EDW end of day marker within forty eight (48) hours.	M
22	Accounting, Settlement, and Other Services	Monthly forecasts reports provided on time	M
23	Accounting, Settlement, and Other Services	Annual budget developed and loaded	A
24	Contingency Planning/Disaster Recovery	Reports on the Annual Disaster Recovery Plan and testing results.	A
25	Compliance
Notification to the Bank’s Compliance Officer of any complete monitoring reports issued by the ROQC Team within three (3) business days of completion of the reports (inclusion on the distribution is sufficient).
M
26	Desktop PC Support
For Local Area Networks, PC Support and Telecommunications Support, reports which track service request will be provided by Alliance Data to ensure that these services are provided in accordance with agreed upon targets.
M
27	General	SLA Management team will track the performance of these standards and will report results to Bank as agreed upon.	M
28	Facilities Mgmt.	Facilities are available for business operations	M
29	Human Resources	Services, such as recruitment, training, and staff evaluations, provided in accordance with normal operating practice	M
30	Information Security Support	IT platform is provided and operating	M
31	Information Technology Services/Outsourcing	IT platform is provided and operating	M
32	LAN/ Telecommunications Support	Network and telecommunications access is provided and available	M
33	Mail Services	Intercompany mail operates in accordance with normal operating practice	M
34	Project Management	Provided as requested	Ad hoc
35	Purchasing	Pcard is available to Bank personnel	M
36	Risk/Underwriting	Authorizations services will be available 99.5% of store hours.	M
37	Risk/Underwriting
Servicer will produce client specific new account approval rate report on a monthly basis of all bank clients. The report will contain approval rate from prior month and comments of significant variances
M

Appendix B - 2

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
38	Risk/Underwriting
Servicer will produce client specific summary level report of performance metrics on a monthly basis with comments of major clients.  Major clients will be a minimum of top 15 in size of A/R or that equate to 85% or more of the portfolio”
M
39	Risk/Underwriting
Servicer will produce and adhere to an “underwriting review calendar”.  This calendar will require the servicer to provide bank an analysis of new account underwriting and recommendations of major clients.
M
40	Risk/Underwriting
Servicer will provide, for 6 months after launch, a client summary level report of performance metrics on a monthly basis on any new client.  Major Clients will be a minimum of top 15 in size of A/R or that equate to 85% or more of the portfolio
M
41	Safety Services	Distributions include Bank personnel	M
42	Security	Easton security desk has camera and other security mechanisms in place.	M

Servicer and Bank will meet as needed to review the service standards.  Based on that review, Bank will use its reasonable business judgment to determine whether (and if so, how) to adjust any components of the service standards.  Such adjustments shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement.

Appendix B - 3

APPENDIX C

FEE SCHEDULE

1.	Servicer reserves the right to pass through any and all expenses as described in Appendix D to Bank, without markup, and Bank shall reimburse Servicer therefor.

2.
Bank shall be responsible for all sales, use or excise taxes levied on accounts payable by Bank to Servicer under the Agreement, excluding taxes based upon Servicer’s income, employment of personnel or taxes from which Bank is exempt, provided Bank provides Servicer written evidence of such exemption.  Undisputed payments shall be made by Bank to Servicer within thirty (30) calendar days after Bank’s receipt of Servicer’s invoice.

3.
Bank agrees to pay Servicer monthly the fees in the amounts listed below.  For purposes of this fee schedule, the amounts are calculated by adding the total cost plus an eight percent (8%) mark-up, which the parties have agreed (based upon an independent third party study) is within the reasonable markup range which would be charged by an independent or arm’s length party for the services provided.

Month	Fee
March 2014	$43,810,000
April	$44,964,000
May	$46,164,000
June	$46,807,000
July	$46,948,000
August	$47,681,000
September	$47,306,000
October	$49,358,000
November	$50,341,000
December	$56,655,000
January 2015	$56,655,000
February	$56,655,000

4.
Each quarter, Servicer will conduct an analysis of the actual servicing costs incurred by the Bank, based on Bank’s actual business volume, and any overage will be credited to Bank or any underage will charged to Bank.  The analysis will be completed no later than thirty (30) days after the close of the preceding quarter in order to facilitate the quarterly closing of the books for both the Bank and Servicer.

The parties will meet annually to review Servicer’s budgeted costs for the year associated with the Services described herein, based on estimated annual volumes supplied by Bank to determine

Appendix C- 1

the monthly service fee.  Based on that review, the Bank will use its reasonable business judgment in determining whether (and if so, how much) to adjust the monthly charge.  Such adjustments shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement.

Appendix C- 2